SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check  the  appropriate  box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Sec.240.14a-12

                         TIDELANDS OIL & GAS CORPORATION
                  --------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No fee required
[_]  $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------

[_]  Fee paid previously by written preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form Schedule or Registration Statement No.:
     3)   Filing Party: Tidelands Oil & Gas Corporation
     4)   Date Filed: February 28, 2006

                         Tidelands Oil & Gas Corporation
                              1848 West Bitters Rd.
                              San Antonio, TX 78248

                                 PROXY STATEMENT

This proxy statement is being furnished by Tidelands Oil & Gas Corporation (the "Company") on, or about February 28, 2006 in connection with the solicitation of a written consent from shareholders, seeking approval by a majority in capital interest, of a proposed amendment of the company's Certificate of Incorporation to increase authorized capital stock from 100,000,000 shares to 250,000,000 shares.

As of February 7, 2006, the record date for determining the holders of stock entitled to notice of the proposed solicitation of written consent, there were 79,495,815 shares (1) of common stock outstanding; constituting all the voting stock of the Company entitled to vote at any meeting.

The execution of a written consent by the holders of a majority in capital interest of the outstanding stock of the Company's common stock, viewed as a single class, is necessary to effectuate shareholders approval by written consent.

Note 1: This number of shares does not include 1,000,000 shares which are the subject matter of pending Company litigation.

PERSONS MAKING THE SOLICITATION

This solicitation of proxies is made on behalf of our Board of Directors and the cost will be borne by the Company. Our directors, officers and employees (none of whom will receive any compensation in addition to his or her regular compensation) may solicit written consents from stockholders by mail, telephone, telegrams, facsimile and other electronic communication, and from personal interviews. We will reimburse banks, brokers and nominees for their expenses in forwarding proxy materials and form of written consent to our beneficial owners.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has approximately 79,495,815 shares of common stock outstanding. Each share is entitled to one vote on all matters to come before the shareholders.

The Company will solicit a written consent of shareholders from all shareholders of the Company, seeking approval of a majority in capital interest of the Company's outstanding stock for an amendment to the Company's Certificate of Incorporation to increase authorized Capital Stock from 100,000,000 shares to 250,000,000 shares.

DISSENTERS RIGHTS

Stockholders have no dissenters rights with respect to the matters referred to in this Proxy Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The directors and executive officers of the Company do not have any substantial interest in the matters to be acted upon.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and nature of beneficial ownership of each of the Executive Officers and Directors of the Company. The information below is based on 79,495,815 shares issued and outstanding as of February 7, 2006.


(b) Security Ownership of Management. Based on 79,495,815 shares as set forth in
(a)  above as of February 7, 2006.

     Table 2.

Title of Class    Name and Address        Amount and Nature     Percent of Class

Common            Michael Ward               8,317,038              10.46%
                  1862 W. Bitters Rd.
                  San Antonio, TX 78248

Common            James B. Smith(1)          1,590,000               1.93%
                  309 Wollschlaegar
                  Boerne, TX

Common            Ahmed Karim                  652,513               0.82%
                  1532 Woods Dr.
                  N. Vancouver, B.C.
                  Canada V7R 1A9

Common            Robert W. Dowies             140,000              0.176%
                  1862 W. Bitters Rd.
                  San Antonio, TX 78248

Common            Carl Hessel (2)            4,442,221               5.58%
                  c/o Margaux Investment
                  Management Group, S.A.
                  9 Rue de Commerce
                  CH 1211 Geneva 11
                  Switzerland

Total                                       15,141,772              19.04%



Notes:
------
(1) Includes 500,000 shares in the name of Aigle Partners, Ltd. in which Mr. Smith has a partnership interest and 500,000 shares in the name of du Midi Trust, in which Mr. Smith has a beneficial interest.
(2) Mr. Hessel is a partner in Margaux Investment Management Group, S.A. Mr. Hessel also exercises voting and dispositive control over the Margaux securities and as such beneficial ownership reflects 2,000,000 common stock warrants owned by Margaux, 1,988,889 shares owned by Margaux and 453,332 shares owned personally by Mr. Hessel.


                                   PROPOSAL 1

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION

On January 20, our Board of Directors adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the total authorized shares from 100,000,000 shares to 250,000,000 shares. Such increase would be effectuated by amending current Article III of the Certificate of Incorporation of the Company to read as follows:

"Article III: The total number of shares of stock which this corporation shall have authority to issue is 250,000,000 shares of common stock, par value $0.001 per share."

The additional shares of common stock for which authorization is sought herein would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

As of January 20, 2006, 79,495,815 shares of Common stock were issued and outstanding.

On January 20, 2006, the Company entered into a series of Securities Purchase and related agreements ("Purchase Agreements") with seven purchasers. The Purchase Agreements require the reservation of additional common stock. The required reservation presently exceeds our authorized common stock capitalization. Presently, we have reserved approximately 1,225,237 shares for general corporate purposes, 9,278,948 shares reserved for outstanding warrant exercises and 9,000,000 reserved for the Purchase Agreement referred to above. If all of the Purchase Agreements' debentures were converted to common stock and all the Series A and B common stock warrants were exercised, we would need 17,660,525 common shares. After giving effect to the 9,000,000 shares that we reserved for the Purchase Agreements and assuming all the debentures are converted and warrants exercised, we would need an additional 8,660,525 common shares. Therefore, we need to increase our authorized common stock capital.

             PURPOSES AND EFFECTS OF THE AUTHORIZED SHARES AMENDMENT

On January 20, 2006, the Company entered into a series of Securities Purchase and related agreements ("Purchase Agreements") with seven purchasers. We reported the securities purchase transactions in a Current Report on Form 8-K filed on January 24, 2006. We sold $6,569,750 Dollars, in the aggregate principal amount, of discounted convertible debentures ("Debentures") and Series A and Series B Warrants to purchase common stock ("Warrants") for an aggregate payment of $5,396,098 after deduction for the interest discount. The Debenture Holder have the right to convert all or part of the Debenture face amount into shares of Tidelands common stock at any time at an initial conversion rate of $0.87 per share. Additionally, we granted the Purchasers Series A Common Stock Purchase Warrants to purchase 2,557,661 common shares at $0.935 per share and Series B Common Stock Purchase Warrants to purchase 7,551,432 common shares at $1.275 per share.

At the time of the sale, we disclosed that we had insufficient authorized common stock to perform the potential debenture conversions and warrant exercises. The Stock Purchase Agreements and related transaction documents require that we increase our authorized common stock capital. We have reserved 9,000,000 common shares of our unissued authorized common stock capital for this transaction.

The Company's directors are required to take this action to comply with the Stock Purchase Agreements. We are increasing the capital beyond the levels required for compliance with the Stock Purchase Agreements because the directors believe that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions, stock dividends, stock splits and other general corporate purposes.

The Company's directors believe that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting.

Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

The Board of Directors does not intend to issue any common stock or securities convertible into common stock except on terms that the Board of Directors deems to be in best the interest of the Company and its stockholders. Other than our agreements with other groups as disclosed in our SEC Periodic Reports and the Stock Purchase Agreements referenced above, we have no arrangements, agreements, or understandings in place at the present time for the issuance or use of the additional shares of common stock to be authorized by the proposed amendment to the Certificate of Incorporation.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to amend the Certificate of Incorporation is not in response to any effort of which we are aware to accumulate our stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.

There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

- The ability to comply with the Securities Purchase Agreements which resulted in our receipt of $5,396,098.

- The ability to raise more capital by issuing capital stock in other future financing transactions.

- To have shares of common stock available to pursue business expansion opportunities, related to our gas pipeline and related operations.

The disadvantages include:

- Failure to increase our authorized common stock capital would result in material breach of the Stock Purchase and related transaction documents.

- Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

- The issuance of authorized but un-issued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors, at that time.

                              BOARD RECOMMENDATION

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION VOTING PROCEDURES

Management plans to solicit the majority Shareholders Written Consent from such Shareholders to amend the Certificate of Incorporation to increase authorized capital stock from 100,000,000 shares to 250,000,000 shares.

FORM OF WRITTEN CONSENT

Attached hereto as Exhibit A is the form of Written Consent of Shareholders proposed to be used by the Board of Directors to solicit written consent from the shareholders of the Company.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If one annual report or information statement is being delivered to two or more security holders who share an address, furnish the following information in accordance with Sec.240.14a-3(e)(1):

(a) Only one annual report or information statement, as applicable, is being delivered to multiple security holders sharing an address, unless the Company has received contrary instructions from one or more of the security holders;

(b) The Company undertakes to deliver promptly upon written or oral request a separate copy of this Schedule 14A Information Statement, to a security holder at a shared address to which a single copy of the documents was delivered. A security holder may notify the Company that the security holder wishes to receive a separate copy of this Proxy by calling telephone (210)764-8642, or sending a written request to the Company at 1848 West Biters Rd., San Antonio, TX 78248, Attention: Michael Ward, Chief Executive Officer.

(c) The above phone number and mailing address can be used by a security holder to notify the Company that the security holder wishes to receive a separate annual report or proxy statement, as applicable, in the future;

(d) Security holders sharing an address can request delivery of a single copy of annual reports or information statements if they are receiving multiple copies of annual reports or information statements, by notification to the above telephone or address.



EXHIBITS

A. Form of Written Consent of Shareholders Approving Increase in Authorized Shares.

B: Letter to Shareholders Regarding: Written Consent of Shareholders Notice

By Order of the Board of Directors

        /s/Michael Ward
        -------------
        Michael Ward
        Director


Dated:  February 28, 2006

           -----------------------------------------------------------

                                    EXHIBIT A

                         TIDELANDS OIL & GAS CORPORATION
                       WRITTEN CONSENT OF THE SHAREHOLDERS
                     APPROVING INCREASE IN AUTHORIZED SHARES


The undersigned shareholders of record of the above-named corporation, a Nevada corporation, whose shares represent a majority of the outstanding shares of the corporation, pursuant to Nevada Revised Statutes Section 78.320, hereby adopt by action by Written Consent, the following resolutions, effective as of April 17, 2006:

WHEREAS, the authorized number of shares of this corporation is 100,000,000 shares, of which 79,495,815 shares of capital stock are issued and outstanding; and

WHEREAS, the Directors of this corporation, in consultation with the officers of this corporation, have given serious consideration to changing the number of authorized shares of the common stock of this corporation to 250,000,000; AND

WHEREAS, to effectuate said changes, "Article III" of the Certificate of Incorporation of this corporation must be amended;

NOW, THEREFORE BE IT RESOLVED, that Article III of the Certificate of Incorporation shall be amended to read in full as follows:

"Article III: The total number of shares of stock which this corporation shall have authority to issue is 250,000,000 shares of common stock, par value $0.001 per share."

RESOLVED FURTHER, that this amendment of the Certificate of Incorporation is hereby approved.

RESOLVED FURTHER, that a Certificate of Amendment be executed and verified by the President and Secretary of the corporation and filed in the office of the Nevada Secretary of State, and elsewhere as required; and

RESOLVED FURTHER, that the officers of this corporation be, and they hereby are, authorized and directed to do or cause to be done all such acts and things, and to execute and file all documents and certificates as they may deem necessary and proper in order to effect the above amendment to the corporation's Certificate of Incorporation.

Shareholders:


Name: ___________________________________
               Print Clearly

Signature: ______________________________

Date: ___________________________________


No. Of Shares: _________

Percent of
Outstanding
Stock: _________

         ---------------------------------------------------------------
                                    EXHIBIT B

                                  {Letterhead}
                         Tidelands Oil & Gas Corporation

                     WRITTEN CONSENT OF SHAREHOLDERS NOTICE

Dear Stockholder:

You are encouraged to the read the enclosed Schedule 14A Definitive Proxy Statement filed with the SEC on February 28, 2006, as it is requesting your written consent to amend our Certificate of Incorporation.

As stated in the enclosed Schedule 14A:

"..On January 20, 2006, our Board of Directors adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the total authorized shares from 100,000,000 Shares to 250,000,000 Shares. Such increase would be effectuated by amending current Article III of the Certificate of Incorporation of the Company to read as follows..."

You are being provided a Consent form with instructions for various ways to provide us with your approval.

The required response date is on, or before April 17, 2006. This means that we need to be in physical receipt of your vote on, or before April 17, 2006. Your consideration in this matter is greatly appreciated.

Sincerely,


/s/Michael Ward
---------------
Michael Ward
Chief Executive Officer